UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On August 17, 2022, Allegiant Travel Company (the “Company”) issued $550.0 million in aggregate principal amount of its 7.250% Senior Secured Notes due 2027 (the “Notes”) pursuant to an Indenture, dated as of August 17, 2022 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (the “Collateral Agent”). The Notes are guaranteed (the “Note Guarantees”) by the subsidiaries of the Company party to the Indenture as guarantors (the “Guarantors”).

The Notes bear interest at a rate of 7.250% per annum, payable in cash on February 15 and August 15 of each year, beginning February 15, 2023. The Notes will mature on August 15, 2027.

The Notes and Note Guarantees are secured by first priority security interests in, subject to permitted liens, substantially all of the property and assets of the Company and the Guarantors (excluding aircraft, aircraft engines, real property and certain other assets) (the “Collateral”). The collateral also secures the Company’s existing $150.0 million 8.500% Senior Secured Notes due 2024 and the Company’s new Revolving Credit Facility (as defined below), on a pari passu basis. The Company will use the net proceeds from the sale of the Notes to repay the Company’s Term Loan B, which has an outstanding principal amount of $533 million, and to pay costs and expenses of the transaction and will use the balance for general corporate purposes.

The Notes are the Company’s senior secured obligations, ranking equally in right of payment with all of its existing and future senior indebtedness and senior to its existing and future subordinated indebtedness. The Notes will be effectively senior to the Company’s existing and future unsecured indebtedness to the extent of the Company’s assets securing the Notes. Each Note Guarantee is such Guarantor’s senior secured obligations, ranking equally in right of payment with all of its existing and future senior indebtedness and senior to its existing and future subordinated indebtedness. Each Note Guarantee is effectively senior to the applicable Guarantor’s existing and future unsecured indebtedness to the extent of the Guarantor’s assets securing the Guarantee. The Notes and the Note Guarantees will be structurally subordinated to the existing and future indebtedness of the Company’s non-guarantor subsidiaries.

Prior to August 15, 2024, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date and a “make-whole” premium to be calculated as described in the Indenture. In addition, prior to August 15, 2024, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings (as defined in the Indenture), provided that at least 60% of the aggregate principal amount of the Notes remains outstanding after each such redemption. On or after August 15, 2024, the Company may redeem some or all of the Notes at the redemption prices (expressed in percentages of the principal amount of the Notes to be redeemed) as described in the Indenture, plus any accrued and unpaid interest thereon.

Upon the occurrence of certain changes in control of the Company described in the Indenture, the Company will be required to offer to repurchase all of the Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the date of purchase.

In addition, upon the occurrence of certain asset sales or recovery events described in the Indenture, if the Company has not used the net proceeds therefrom to prepay certain permitted debt or reinvest in assets as prescribed by the Indenture within the time periods set forth therein, the Company will be required to offer to repurchase the maximum aggregate principal amount of the Notes and other First Lien Debt (as defined in the Indenture) that may be purchased with the excess proceeds of such asset sales or recovery events at a repurchase price in cash equal to 100% of the principal amount of the Notes and any such other First Lien Debt, plus accrued and unpaid interest thereon to the date of purchase.

The Indenture contains certain covenants that limit the ability of the Company and the Guarantors to, among other things: (i) make restricted payments; (ii) incur indebtedness or issue preferred stock; (iii) create or incur certain liens; (iv) dispose of loyalty program or brand intellectual property collateral; (v) merge, consolidate or sell all or substantially all assets and (vi) enter into certain transactions with affiliates.

The Indenture also requires the Company to comply with certain affirmative covenants, including to deliver a quarterly compliance certificate to the Trustee demonstrating that the Company is in compliance with its covenant under the Indenture that, at the end of each calendar quarter, it will maintain a minimum aggregate amount of liquidity of $300.0 million. If the Company fails to deliver such quarterly compliance certificate within the prescribed time period or the certificate demonstrates that such liquidity is less than $300.0 million, then the Company will be required to pay additional interest on all outstanding Notes in an amount equal to 2.0% per annum of the principal amount of such Notes until the Company delivers to the Trustee an officer’s certificate demonstrating compliance with the aforementioned minimum aggregate liquidity requirement. In addition, the Company is required to comply with certain specified financial reporting requirements and to maintain the Collateral.

Subject to certain materiality thresholds, qualifications, exceptions, “baskets” and grace and cure periods, the Indenture also includes certain customary events of default, including payment defaults, covenant defaults, a cross default to indebtedness under the Revolving Credit and Guaranty Agreement (as defined below) and bankruptcy events. Upon the occurrence of an event of default other than bankruptcy events of default, the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding may declare the principal amount of and premium, if any, on the Notes and any accrued and unpaid interest on the Notes to be due and payable immediately. Upon the occurrence of bankruptcy events of default, the principal amount of and premium, if any, on the Notes and any accrued and unpaid interest on the Notes will automatically be due and payable immediately.

If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any event of default, the amount that shall then be due and payable by the Company shall be equal to: (x) 100% of the principal amount of the Notes then outstanding plus a “make-whole” premium in effect on the date of such acceleration to be calculated as described in the Indenture, plus (y) accrued and unpaid interest to the date of such acceleration.

The Company also entered into a credit agreement that provides a senior secured revolving loan facility of $75.0 million (the “Revolving Credit and Guaranty Agreement”) with certain lenders and Barclays Bank PLC as administrative agent and lead arranger. Under the Revolving Credit and Guaranty Agreement, the Company may borrow up to $75.0 million (the “Revolving Credit Facility”). The Company’s obligations under the Revolving Credit Facility are guaranteed by the same Guarantors that guarantee the Notes, are secured by the same collateral that secures the Notes and are subject to substantially the same covenants as applicable under the Indenture.

The foregoing summary of the Indenture, the Notes and the Revolving Credit and Guaranty Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture, the Notes and Revolving Credit and Guaranty Agreement, copies of which are attached as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 2    Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Section 9    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

a.Not applicable.
b.Not applicable.
c.Not applicable.
d.Exhibits

Exhibit No.	Description of Document

4.1
Indenture, dated as of August 17, 2022, by and among Allegiant Travel Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, governing the 7.250% Senior Secured Notes due 2027.

4.2	Form of 7.250% Senior Secured Notes due 2027 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).
10.1
Revolving Credit and Guaranty Agreement, dated as of August 17, 2022, among the Company, as borrower, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto and Barclays Bank PLC, as administrative agent and lead arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2022	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory C. Anderson
	Name:	Gregory C. Anderson
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1
Indenture, dated as of August 17, 2022, by and among Allegiant Travel Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, governing the 7.250% Senior Secured Notes due 2027.

4.2	Form of 7.250% Senior Secured Notes due 2027 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).
10.1
Revolving Credit and Guaranty Agreement, dated as of August 17, 2022, among the Company, as borrower, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto and Barclays Bank PLC, as administrative agent and lead arranger.